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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 23, 2004

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303-290-8700

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

        On January 23, 2004, MarkWest Hydrocarbon, Inc. ("MarkWest") announced that its board of directors had declared a one-time extraordinary cash dividend in the amount of $0.50 per share, payable on February 18, 2004, to the stockholders of record on February 4, 2004.

        The ex-dividend date is February 2, 2004. The board announced that future dividend payments will be considered by the board, but that any such future declaration will be dependent upon the financial performance of MarkWest.

        The one-time dividend will be subject to tax as determined under United States federal income tax principles, which is dependent on the amount of MarkWest's current and accumulated earnings and profits at the end of fiscal 2003. MarkWest stockholders are encouraged to consult with their tax advisor regarding the appropriate tax treatment of the dividend.

        "MarkWest is pleased to announce a one-time dividend of $0.50 per share of common stock," stated Frank Semple, President and CEO of MarkWest Hydrocarbon, Inc. "Assuming that MarkWest will have approximately 9.7 million shares of common stock outstanding on the dividend record date, the total payout to stockholders will be approximately $4.8 million."

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: January 26, 2004	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
SIGNATURE